                          Underwriting Agreement

                          1,200,000 Common Shares


                           BOOKDIGITAL.COM INC.












                          UNDERWRITING AGREEMENT

                                 Between

                      FIRST MADISON SECURITIES, INC.

                                    AND

                           BOOKDIGITAL.COM INC.


1.      Introductory.


   BOOKDIGITAL.COM INC., a Delaware corporation (the "Company"), proposes to sell 1,200,000 Common Shares to the public through FIRST MADISON SECURITIES, INC. (the "Underwriter") as exclusive agent of the Company, at a price of $8 - $10 per Common Share. The Company also proposes to issue and sell at the public offering to the Underwriter and/or its assigns, warrants to purchase from the Company one (1) share for every ten (10) Common Shares sold (the "Underwriter's Warrants") in the offering at a price of $.001 per warrant. The Underwriter's Warrants will be exercisable at 120% of the initial public offering price of the Common Shares. The Underwriter's Warrants are exercisable for a period of five (5) years, commencing one year from the date of the prospectus. The shares of common stock issuable upon exercise of the Underwriter's Warrants are called the "Underwriter's Stock". The purpose of this agreement is to confirm the arrangements with respect to the offering of the Common Shares and the purchase of the Underwriter's Warrants.


2.      Representations and Warranties of the Company.

        The Company represents, warrants and agrees with the Underwriter that:

        2.1 The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full power and authority to own and operate its properties and to conduct its business, and the Company is lawfully qualified to do business as a foreign corporation in good standing in all jurisdictions in which the ownership of its properties or the conduct of its business requires such qualification. The issued shares of common stock of the Company have been, the Stock, and the Underwriter's Warrants to be issued by the Company when paid for and delivered in accordance herewith will be, and the Underwriter's Stock, when paid for and delivered upon exercise of the Underwriter's Warrants will be, duly authorized and validly issued, fully paid and non-assessable; and the holders of Stock, Underwriter's Warrants and Underwriter's Stock (collectively the "Securities") will not be subject to personal liability by reason of being such holders. No preemptive rights of stockholders of the Company with respect to the issue and sale of the Securities pursuant hereto will exist with respect to the Stock and Underwriter's Stock upon the exercise of the Underwriter's Warrants. The Underwriter's Stock has been validly reserved for issuance upon exercise of the Warrants.

        2.2  The Company has no subsidiaries.

        2.3 The Company has a duly authorized and outstanding capitalization as set forth in the Prospectus referred to below and the Securities conform to the description contained therein and such description conforms with the rights set forth in the instruments defining the same.

        2.4 The Company has prepared and filed with the Securities and Exchange Commissions (the "Commission") a Registration Statement (Registration
No.      ) and one or more amendments thereto covering the registration of the
Securities under the Securities Act of 1933, as amended (the "Securities Act"), including the related Preliminary Prospectus and Amended Preliminary Prospectus or Prospectuses. Each such Preliminary Prospectus and Amended Preliminary Prospectus bore the legends required by the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"). Such Registration Statement as amended at the time it becomes effective and the final Prospectus included therein or, if changed subsequent thereto, in the form which is furnished to the Underwriter to enable it to offer the Shares to the public and filed with the Commission pursuant to Rule 424 under the Securities Act, are herein respectively called the "Registration Statement" and the "Prospectus."

        2.5 At the time the Registration Statement becomes effective and at all times subsequent thereto up to the closing date of the offering (the "Closing Date"), the Registration Statement and Prospectus, and any amendments or supplements thereto, will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations and will in all material respects conform to the requirements of the Securities Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter.

        2.6 The consolidated financial statements and schedules filed with and as part of the Registration Statement present fairly the financial position of the Company as of the respective dates thereof for the respective periods covered thereby, all in conformity with generally accepted principles of accounting, prevailing in the United States, applied on a consistent basis throughout the entire period involved.

        2.7 Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date, except as contemplated or set forth in the Prospectus, (i) there has not been and will not have been any material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company whether or not arising in the ordinary course of business; (ii) the Company has not incurred any material liability or obligation, direct or contingent, nor has it entered into any material transaction; (iii) the Company has not and will not have paid or declared any dividend or other distribution on its common stock; and (iv) there has not been and will not have been any change in the certificate of incorporation of the Company.

        2.8 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and conditions of this Agreement have been duly authorized by all necessary corporate proceedings and will not conflict with or result in a breach of any of the terms or conditions of, or constitute a default under, or with the giving of notice or the passage of time (or both) constitute a default under, the certificate of incorporation, as amended, or by-laws of the Company, or any indenture, mortgage, or other agreement or instrument to which the Company is a party or by which it or its property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality, court or other governmental body, domestic or foreign, having jurisdiction over the Company or its properties.

        2.9 Simon, Krowitz, Bolin & Associates P.A., 11300 Rockville Pike, Suite 800, Rockville, MD, 20852, who is certifying the financial statements filed with the Commission as part of the Registration Statement, is an independent public accountant as required by the Securities Act and the Rules and Regulations.

        Any certificate relating to matters not specifically covered by subsections 2.1 to 2.9 above signed by any officer of the Company and delivered to the Underwriter or its counsel, the Securities and Exchange Commission or the National Association of Securities Dealers, Inc. ("NASD") at or prior to the Closing Date shall be deemed a representation by the Company to the Underwriter as to the matters covered thereby.

3.      Employment of Underwriter.

        On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth:

        3.1 The Company hereby employs the Underwriter as its exclusive agent to sell for its account 1,200,000 Common Shares, on a "best efforts" basis at a price of $ $8 - $10 per Share. The Underwriter agrees to use its best efforts as agent, promptly after receipt of written notice on the Effective Date of the Registration Statement (the "Effective Date"), to sell the 1,200,000 Common Shares subject to the terms, provisions and conditions hereinafter mentioned, for a period of not less than ninety (90) calendar days which may be extended up to an additional ninety (90) calendar days with the consent of the Company and the Underwriter.

   3.1.1 All funds received from subscribers shall be made payable to the Company

   3.1.2        Deliberately Left Blank.

   3.1.3 Per share of Common Stock sold, the Underwriter shall be entitled
to receive as compensation (i) a Commission of $    per Common Share (10%)
with respect to all Common Shares sold, which compensation the Underwriter shall be entitled to deduct and retain from the proceeds of the sale of the Common Shares prior to transmittal of payment to the Company; (ii) a
nonaccountable expense allowance of $         which is calculated at
approximately 3% of the offering proceeds, and (iii) Stock purchase warrants (the "Underwriter's Warrants") to be sold to the Underwriter, at the closing, at a price of $.001 per Underwriter's Warrant, at a rate of one Underwriter's Warrant for every 10 Shares sold in the public offering herein. Each Underwriter's Warrant will entitle the holder thereof to purchase one share of common stock for a five year period commencing one year from the Effective Date of the Prospectus at a price of 120% of the initial public offering price. The Underwriter's Warrants shall contain provisions protecting the holders thereof against dilution and are non-transferable for one year subsequent to the Effective Date, except to Officers of the Underwriter or to members of a selling group of registered broker-dealers or their respective officers or partners, if any. In no event shall the Underwriter sell more then 20% of the Shares to officers, directors or shareholders of the Company. The Company will include the Underwriter's Warrants and the underlying Underwriter's Stock in the registration statement to be filed under the Securities Act regarding the Company's public offering of 1,200,000 shares of common stock. In addition, for a period of five (5) years commencing one (1) year from the effective date, upon the written demand of at least 50% of the beneficial holders of the Underwriter's Warrants and/or securities underlying the same, the Company agrees, on one occasion at the expense of the Company (excluding underwriting discounts, commissions, fees and expenses of the holder's counsel) and on a second occasion at the expense of such holders, to promptly register the underlying securities for purposes of a public offering. The Underwriter's Warrants shall be in the form annexed hereto and filed as an exhibit to the Registration Statement. The Company has agreed that in the event it shall cause a future Registration Statement or Offering Statement other than a post effective amendment to be filed with the Securities and Exchange Commission, the Underwriter shall have the right during the life of the Warrants, to register or qualify said Warrants and/or the shares of common stock underlying same (as the case may be) in such Registration Statement or Offering Statement at no expense to the Underwriter.

   3.2 The Underwriter may, at its discretion, form a "Selling Group" and offer Shares for sale through certain dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD").


4.      Offering of Common Shares.

        The Company understands that the Underwriter intends to make a public offering of the Common Shares on the terms set forth in the Registration Statement.

5.      Payment and Delivery.

Upon receipt by the Underwriter or any participating selected dealer, investors' funds will immediately be deposited in a bank account maintained by the Underwriter. All investors' checks, bank drafts or money orders must
be made payable to the Company.   The name, address, social security or
employer identification number and number of Common Shares purchased by each subscriber shall be included with investors' funds.


The Underwriter's Warrants shall be registered in the name of the Underwriter.

6.      Certain Covenants of the Company.

        The Company covenants and agrees to the extent set forth herein, with the Underwriter as follows:

        6.1 The Company shall not at any time, whether before or after the Registration Statement has become effective, file or make an amendment or supplement to the Registration Statement or Prospectus of which the Underwriter or its counsel shall not have previously been advised and furnished a copy at least (ten) 10 days prior to filing, or to which the Underwriter or Friedman, Krauss & Zlotolow , its counsel, shall object in writing.

        6.2 The Company shall use its best efforts to cause the Registration Statement to become effective and shall advise the Underwriter immediately, and confirm the advice in writing (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus or any amended Prospectus shall have been filed; (ii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary or amended preliminary Prospectus; and (iv) of the suspension of the qualification of the common shares for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof if issued.

        6.3 The Company shall deliver to the Underwriter, without charge, from time to time until the Effective Date of the Registration Statement, as many copies of each preliminary and amended preliminary Prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company shall deliver to the Underwriter, without charge, as soon as the
Registration Statement shall have become effective and thereafter from time to time as requested, such number of copies of the Prospectus (as supplemented or amended, if the Company shall have made any supplements or amendments to the Prospectus) as the Underwriter may reasonably request. The Company has furnished or shall furnish to the Underwriter two (2) signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective including in each case copies of all exhibits filed therewith and signed copies of all consents and certificates of experts, and has furnished or will furnish to the Underwriter, conformed copies of the Registration Statements as originally filed and each of said amendments (exclusive of exhibits) in such quantities as may be reasonably requested.

   6.4 The Company shall comply with the Securities Act and the Rules and Regulations thereunder so as to permit the continuance of sales of and dealings in the common shares under the Securities Act. If at any time when a prospectus is required to be delivered under the Securities Act in connection with such sales and dealings, and an event shall have occurred as a result of which it is necessary in the opinion of counsel to the Company and the Underwriter's counsel to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading or to make the Prospectus
comply with the Securities Act, the Company    shall furnish the Underwriter
without charge such number of copies as the Underwriter may reasonably request of the Prospectus (in form and substance satisfactory to the Underwriter's counsel), appropriately amended or supplemented to comply with the requirements of Section 10 of the Securities Act.

   6.5 The Company shall use its best efforts to qualify, and to cooperate with the Underwriter in an endeavor to qualify the Common Shares for sale under the laws of such jurisdictions as the Underwriter may reasonably request and will comply to the best of its ability with such laws so as to permit the continuance of sales of and dealings in the Common Shares thereunder. The Company, however, shall not be obligated to qualify as a foreign corporation or subject itself to taxation as doing business in any such jurisdiction that it did not "blue sky" in. In each jurisdiction where the Common Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

   6.6 The Company, within three (3) months following the close of it first fiscal year subsequent to the Effective Date and at least annually thereafter, shall issue consolidated financial statements to its stockholders reported upon by an independent public accountant.

   6.7 The Company agrees neither to sell nor to transfer any shares of common stock of the Company or any options to purchase such common stock other than that sold or contemplated to be sold hereunder, for a period of one hundred and eighty (180) days after the Effective Date without the prior written consent of the Underwriter, and prior to discussion.

   6.8 For a period of five (5) years after the Closing Date, the Company will furnish to the Underwriter quarterly consolidated statements of income of the Company for, and within sixty (60) days after the expiration of, each of the first three (3) quarters of each fiscal year (which need not be audited) deliver to the Underwriter within one hundred twenty (120) days after the expiration of each fiscal year, annual consolidated balance sheets and consolidated statements of income and surplus of the Company (which shall be audited) promptly deliver to the Underwriter copies of all such documents, reports and information as shall be of general interest, furnished by the Company to its stockholders generally; and shall promptly deliver to you copies of all documents, reports and information required to be filed by the Company with the Commission, if, and so long as the Company has a consolidated basis to the extent the accounts of the Company are required to be consolidated under the Rules and Regulations, and if such financial statements were required to be prepared in accordance with the Rules and Regulations.

   6.9 In addition to the registration of the Underwriter's Warrants and the underlying Underwriter's Stock pursuant to the Company's proposed public offering of 1,200,000 Common Shares, the Company agrees to register the Underwriter's Warrants and/or Underwriter's Stock under the following circumstances:

   6.9.1 The Company shall once, at the Company's sole expense, commencing on the Effective Date, register the Underwriter's Warrants and/or Underwriter's Stock upon the written request of the Underwriter, during the exercise period of the Underwriter's Warrants exercise term, and shall keep effective for 150 days such Registration Statements relating thereto as may be filed under the Securities Act of 1933. The Company shall use its best efforts to file with the Commission as promptly as practicable, a post-effective amendment or other Registration Statement declared effective and remaining effective until the securities registered thereby have been sold and a Prospectus is no longer required to be delivered, and to qualify the Underwriter's Warrants and/or Underwriter's Stock under the "blue sky" laws of such jurisdictions as the Underwriter shall reasonably request.

   6.9.2 If, at any time, or from time to time, for a period of six (6) years from the Effective Date, the Company proposes to file a Registration Statement with the Commission with respect to any securities of the Company, the Company shall, at least thirty (30) days prior to such filing, give written notice thereof to the holders of the Underwriter's Warrants and/or Underwriter's Stock and if, within twenty (20) days after receipt of such notice, the holders request inclusion of any Underwriter's Warrants and/or Underwriter's Stock in such Registration Statement, the Company will include such Underwriter's Warrants and/or Underwriter's Stock in such Registration Statement. During this seven (7) year period, the Company will pay and bear all costs and expenses for a single registration in connection with registering the Underwriter's Warrants and/or Underwriter's Stock, except for the fees of the Underwriter's counsel in connection therewith and except for a post-effective amendment that might be filed.

   6.9.3 The Company shall supply the Underwriter with copies of the Registration Statement and of the Prospectus included therein in such quantities as may reasonably be necessary for purposes of any promised offering pursuant to clauses 6.9.1 or 6.9.2 above and the Company shall bear all expenses necessary and incidental to the performance of its obligations under such clauses.

   6.9.4 With respect to any registration statement filed pursuant to clauses 6.9.1 or 6.9.2 above, the Company and the Underwriter agree to indemnify each other to the same extent as provided in Section 8 hereof.

   6.10 The Company shall pay all costs and expenses in connection with (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), preliminary prospectuses and the Prospectus and any amendments or supplements thereto; (ii) the printing of this Agreement and all related documents; (iii) the printing and delivery of certificates for the Securities; (iv) the cost of furnishing to the Underwriter copies of the Registration Statement, preliminary and amended preliminary prospectuses and the Prospectus and any amendments or supplements thereto as herein provided; (v) Blue Sky and NASD filing; and (vi) a
non-accountable expense allowance of $.    (3%) per Common Share payable to
the Underwriter for reimbursement of out-of-pocket expenses.


7.      Conditions Precedent to the Underwriter's Obligation.

        The obligations of the Underwriter hereunder are subject to the accuracy (as of the date hereof and the Closing Date) of the compliance with the representations and warranties of the Company, to the accuracy of the written statements of the officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

   7.1  The Registration Statement shall have become effective not later
than 5:30 p.m., New York City time, on [    ], or at such later time or on
such later date as the Underwriter may agree to in writing, and prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the Underwriter's knowledge shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Friedman, Krauss & Zlotolow, counsel for the Underwriter.

   7.2 At the Closing Date, there shall have been delivered to the Underwriter a signed opinion of Schonfeld & Weinstein, counsel for the Company, dated as of the Closing Date, satisfactory in form and substance to Friedman, Krauss & Zlotolow, to the effect:

   7.2.1 The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has full corporate power to own its properties and to conduct its business as such business as described in the Prospectus, and the Company is qualified to do business as a foreign corporation in good standing in every jurisdiction in which the ownership of its properties and the conduct of its business requires such qualification.


   7.2.2  The Company has no subsidiaries.

   7.2.3 The Stock has been duly authorized and validly issued and is fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being a stockholder, and all corporate action required to be taken by the Company for the authorization, issue and sale of the Stock has been validly and sufficiently taken, and the certificates representing the Stock are in proper legal form.

   7.2.4 The Warrants and the Underwriter's Warrants have been duly authorized, executed and delivered by the Company and are validly issued and legally binding obligations of the Company, enforceable in accordance with their terms.

   7.2.5 The Underlying Underwriter's Stock has been duly and validly authorized and reserved for issuance upon exercise of the Underwriter's Warrants and when issued in accordance with the terms of the Underwriter's Warrants shall be validly issued, fully paid and non-assessable, and no holder thereof shall be subject to personal liability by reason of being a stockholder.

   7.2.6 The Securities are not subject to the preemptive rights of any stockholder of the Company.

   7.2.7 The Company has a duly authorized capitalization as set forth in the Prospectus and the Securities conform to the description thereof contained therein and such description conforms to the rights set forth in the instruments defining the same.

   7.2.8 The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending, or are contemplated under the Securities Act.

   7.2.9 The Registration Statement, the Prospectus and any amendment or supplement thereto (except for the financial statements and other financial date included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; such counsel has participated in the preparation of the Registration Statement and Prospectus and such counsel has no reason to believe that either the Registration Statement or the Prospectus or any such amendment or supplement (except for such financial statements and other financial data included therein, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

   7.2.10 The descriptions in the Registration Statement and Prospectus of the contracts and documents therein described are accurate and fairly present the information required to be stated.

   7.2.11 Such counsel does not know of any statutes or regulations or legal or governmental proceedings required to be described in the Registration Statement and Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

   7.2.12 This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy and similar laws, and except as enforceability of the indemnification provisions may be limited under federal securities laws.

   7.2.13 The execution and delivery of the Agreement, the consummation of transactions herein contemplated and the fulfillment of the terms hereof by the Company will not result in the breach of any law or legal requirements (subject to the provisions of clause 8.2.), and will not conflict with, or result in the breach of, any term or provision of, or constitute a default under, or with the giving of notice or the passage of time (or both) constitute a default under, the certificate of incorporation, or by-laws of the Company or any indenture, mortgage, deed of trust, lease, note, court order or other agreement or instrument known to such counsel to which the Company is a party by succession or otherwise, or by which it is bound.

   7.2.14 So far as counsel is aware, the Company is not in default under any material agreement or instrument to which it is a party.

   7.2.15 Except for state "blue sky" or securities laws (as to which such counsel need express no opinion) and except for any necessary registration under the Securities Act of the Underlying Stock and Underwriter's Stock, no authority is required for the valid authorization, issuance, sale and/or delivery of the Securities or, if so required, all such authorizations, approvals, consents and licenses, specifying the same, have been obtained and are in full force and effect.

        Such opinion may be based, insofar as it relates to factual matters and/or information with respect to which is in the possession of a corporation, upon the certificate of or representations by an officer or officers of such corporation, unless such counsel knows that such certificate or representations are erroneous. To the extent that any such opinion relates to matters involving the laws of a jurisdiction in which counsel rendering such opinion is not licensed to practice, such opinion may also be based upon an opinion of counsel, licensed to practice in such other jurisdiction, satisfactory to Friedman, Krauss & Zlotolow.

   7.3 At the Closing Date, there shall have been delivered to the Underwriter a signed opinion of Schonfeld & Weinstein, Esq., counsel for the Company, in form and substance reasonable satisfactory to the Underwriter, dated as of the Closing Date, with respect to the incorporation and legal existence of the Company, the authorized capital stock of the Company, the validity of the Securities, the due authorization and execution by the Company of this Agreement and Registration Statement, and such other related matters as the Underwriter may require.

   7.4  At the Closing Date, (i) the Registration Statement and the
Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations and in all material respects shall conform to the requirements of the Securities Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or shall omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Company shall not have declared, paid or made any dividend or distribution of any kind on its common stock; (iii) since the respective dates as of which information is given there shall have been no material adverse change in the business, properties or condition, financial or otherwise, of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement indicates might occur after the Effective Date, and there shall have been no material transaction, contract or agreement entered into by the Company other than in the ordinary course of business which is not referred to in the Registration Statement; (iv) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against or affecting the Company which would be required to be set forth in the Registration Statement other than as set forth therein, and no proceedings shall be pending or to the knowledge of the Company, threatened against the Company before or by any Federal, State or other governmental commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, financial condition or income of the Company other than as set forth in the Registration Statement; and (v) to the best knowledge of the Company, no labor disturbance by the employees of the Company shall exist or be imminent which might materially adversely affect the business, operations, financial condition or income of the Company, except as set forth in the Registration Statement or the Prospectus. The Underwriter shall have received at the Closing Date, a certificate of the President of the Company, dated as of the Closing Date, evidencing compliance with the provisions of this subsection 7.4.

   7.5 At the time that this Agreement is executed by the Company and at the Closing Date, the Underwriter shall have received a letter from Simon Krowitz Bolin & Associates, P.A., Certified Public Accountants, dated as of the date this Agreement is executed by the Company and as of the Closing Date, confirming that they are an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and stating in effect (i) that in their opinion the financial statements and schedules examined by him and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations to the extent required for registration statements on Form SB-2 and (ii) that on the basis of a reading of the unaudited financial statements and schedules (if any) included in the Registration Statement, and of the latest available unaudited interim financial statements prepared by the Company (if any) consultations with and inquiries of officers of the Company responsible for financial and account matters, a reading of the minute books of the Company, and such other procedures and inquiries (if any) specified in such letter, nothing has come to their attention which gives them reason to believe that (a) the unaudited financial statements and schedules (if any) included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable account requirements of the Securities Act and the Rules and Regulations or were not prepared in accordance with generally accepted accounting principles and practices prevailing in the United States, applied on a basis consistent with those followed in the preparation of such audited financial statements or would require any material adjustments for a fair and reasonable presentation of the information purported to be shown or that (b) during the period to be specified dated not more than five (5) days prior to date of such letter there was no change in the capital stock or long-term debt of the Company, except as set forth in or contemplated by the Registration Statement and Prospectus.

   7.6 All proceedings taken at or prior to the Closing Date in connection with the issue and sale of the Securities shall be satisfactory in form and substance to counsel for the Underwriter, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon matters referred to in subsection 7.3 of this Section 7 and upon compliance with any of the conditions herein contained.

        Should any of the conditions specified above in this Section 7 not have been fulfilled, this Agreement may be terminated by the Underwriter on notice to the Company.

8.      Indemnification.

   8.1 The Company agrees to indemnify and hold harmless the Underwriter , its counsel and each person, firm or corporation, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and except as hereinafter provided, will reimburse the Underwriter and each such controlling person, firm or corporation, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any and all actions which such expenses, whether or not resulting in any expenses, liabilities or actions, which such expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any preliminary or amended prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission was made in such Registration Statement, preliminary or amended preliminary prospectus or Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented by the Company) in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Underwriter, expressly for use therein. Promptly after receipt by the Underwriter, the Underwriter's counsel or any person, firm or corporation controlling such Underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section 8, the Underwriter shall notify the Company in writing of the commencement thereof and, subject to the provisions hereinafter stated, the Company shall have the right to assume the defense of such action (including the employment of counsel and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The Underwriter, its counsel or any such controlling person, firm or corporation shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless (i) the Company does not assume such defense or (ii) the employment of such counsel has been specifically authorized by the Company or (iii) counsel employed by the Company to conduct such defense is in the sole opinion of the Underwriter not effective. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent.

   8.2 The Underwriter agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will reimburse the Company and each such director or officer and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any and all actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Underwriter expressly for use therein; provided, however, that the Underwriter shall only be responsible for its own misstatements or omissions. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against an Underwriter under this Section 8, the indemnified party will notify the Underwriter in writing of the commencement thereof, and the Underwriter shall, subject to provisions hereinafter stated, have the right to assume the defense of such action (including the employment of counsel and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Underwriter. The Company and each such director, officer or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Underwriter whose purported omissions or misstatements were responsible for the initiation of the claim unless the employment of such counsel has been specifically authorized by the Underwriter. The Underwriter whose purported omissions or misstatements were responsible for the initiation of the claim shall not be liable to indemnify any person for any settlement of any such action effected without the Underwriter's consent.


9.      Representations, Warranties and Agreements to Survive Delivery.

        The representations, warranties, indemnities, agreements and other statements of officers of the Company set forth in or made pursuant to this Agreement and the indemnity agreement of the Underwriter contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company of the Underwriter or any controlling person thereof and will survive delivery of any payment for the Securities.


10.          Effectiveness of Obligation and Underwriter's Termination.

   10.1  The Underwriter agrees to make a public offering of the Common
Shares covered by this Agreement as soon after the Effective Date as is advisable, in accordance with and as set forth in such Registration Statement. Notwithstanding any of the terms and provisions hereof, this Agreement may be terminated at any time prior to the Closing Date by the Underwriter if the Underwriter shall determine, in its sole uncontrolled discretion, that the market conditions not warrant the offering at this time or since the respective dates as of which information was given in the Registration Statement or Prospectus, the Company shall have sustained a loss, whether or not insured, by reason of fire, flood, accident or other calamity otherwise, which substantially affects the value of the property of the Company as a whole, or materially interferes with the operation of the business of the Company as a whole, and which in the sole judgment of the Underwriter shall render it impracticable to offer for sale or to enforce contracts made by the Underwriter for the sale of the Common Shares or, if as a result of action by the New York Stock Exchange, Inc., the American Stock Exchange, the NASD, the Commission, or any Federal or State agency, or by action of the Congress or by Executive Order, trading in securities generally on either of such Exchanges or in the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges or in the over-the-counter market or any new restrictions on transactions in securities materially limiting the free market for securities shall generally have been established, or if a banking moratorium shall have been declared by either Federal or New York State authorities, or if some other catastrophe, natural calamity, act of God, act of a public enemy, labor dispute or other event occurs, the effect of which is materially to disrupt the financial markets in the United States or transactions materially in the aggregate, related to the offering, or the financial condition, business practices, officers or directors of the Company have not fulfilled the Underwriter's expectations. If this Agreement shall be terminated pursuant to this Section 10, the Underwriter shall not be responsible for any expenses of the Company or others for any charges or claims and neither the Company nor the Underwriter shall be under any obligation under this Agreement, except that
(i) the Company shall remain liable for the payment of expenses referred to in
Section 6 hereof and (ii) the Company and the Underwriter shall retain their respective liabilities pursuant to Section 8.1 and 8.2 hereof.

   10.2  If this Agreement shall be terminated pursuant to Section 7 or this
Section 10 or of the offering provided for herein is not consummated, and/or any condition to the Underwriter's obligation hereunder is not satisfied, or because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company Shall be unable to perform its obligations under this Agreement, the Company shall not be liable to the Underwriter for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company shall pay all out-of-pocket expenses incurred by the Underwriter in contemplation of the performance by them of their obligations hereunder, including the fees and disbursements of its counsel and accountants and its printing and traveling expenses and postage, telephone and telegraph charges, up to a maximum of $5,000, and the company shall remain liable to the extent provided in Section
6.10 and Section 8.1 hereof and the Underwriter shall remain liable to the extent provided in Section 8.2.

11.          Brokerage.

        The Company shall indemnify and hold harmless the Underwriter from and against any claim by any person with whom the Company has dealt, and the Underwriter shall indemnify and hold harmless the Company from and against any claim by any person with whom the Underwriter has dealt, for a brokerage commission with the sale of the Common Shares hereunder, as well as all liabilities, costs, charges and expenses (including without limitation, reasonable fees and expenses of counsel) which the Underwriter or the Company, as the case may be, may incur or pay as the result of investigating, defending or settling any such claim or responding to any judgment based thereon, or in connection therewith.


12.          Notices.

        All communications hereunder shall be in writing and, except as otherwise provided, shall be delivered at, or mailed or telegraphed to, the following addresses: if to the Underwriter, to First Madison Securities, Inc., 545 Madison Avenue, 6th Floor, New York, NY 10022 with copies to Friedman, Krauss & Zlotolow, 888 7th Avenue, 11th Floor, New York, NY 10106 for
underwriter.   If to the Company, to Bookdigital.com Inc., Attention: Don L.
Rose, 65 Broadway, 5th Floor, New York, NY 10006.

13.          Parties in Interest.

        The Agreement herein set forth is made solely for the benefit of the Underwriter and, to the extent expressed, any person, firm or corporation controlling the Underwriter, the Company, the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of the Agreement. The terms "successor" or "successors and assigns" shall not include any purchases, as such purchaser, from the Underwriter, of the Stock, Warrants or Underlying Stock. All of the obligations of the Underwriter and the Company hereunder are several.

14.          Governing Law.

        This Agreement shall be governed by the laws of the State of New
York.

   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of ,1999.


                                    BOOKDIGITAL.COM INC.


                              BY:
                               DON L ROSE, Chief Executive Officer

Confirmed and accepted
as of the date first above written:

FIRST MADISON SECURITES, INC.


By:
   RAY VAHAB, Chairman